PRICING SUPPLEMENT NO. 100                                        Rule 424(b)(3)
Dated: July 8, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes        Book Entry Notes
$50,000,000                    [x]                        [x]

Original Issue Date:           Fixed Rate Notes           Certificated Notes
July 10, 1997                  [_]                        [_]


Maturity Date:
July 10, 1998

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                 Minimum Interest Rate: N/A

[_]     Federal Funds Rate                    Interest Reset Date(s): *

[_]     Treasury Rate                         Interest Reset Period: Monthly

[_]     LIBOR Reuters                         Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                            Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: 5.66750%


 Index Maturity:  One Month

 Spread (plus or minus): -0.02%
---------------------------------------

*     8/11/97, 9/10/97, 10/10/97, 11/10/97, 12/10/97, 1/12/98,
      2/10/98, 3/10/98, 4/10/98, 5/11/98 and 6/10/98.

**    8/11/97, 9/10/97, 10/10/97, 11/10/97, 12/10/97, 1/12/98, 2/10/98, 3/10/98,
      4/10/98, 5/11/98, 6/10/98 and 7/10/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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